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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Nobel Education Dynamics, Inc. on Form S-3 the following:

Our report, dated February 14, 1996, except for Note 15, as to which the date is March 14, 1996 and Note 16 as to which the date is March 5, 1996, on our audits of the consolidated financial statements of Nobel Education Dynamics, Inc. and subsidiaries which report is included in the Annual Report on Form 10-K of Nobel Education Dynamics, Inc. for the year ended December 31, 1995.

Our report, dated February 23, 1996, on our audits of the financial statements of Schools Out, Inc. and Affiliates which report is included in the Form 8-K(A) of Nobel Education Dynamics, Inc., filed April 16, 1996.

Our report, dated December 15, 1995, on our audits of the consolidated financial statements of Educo Incorporated which report is included in the Form 8-K(A) of Nobel Education Dynamics, Inc., filed May 15, 1996.

We also consent to the reference of our firm under the caption "Experts".

/s/ Coopers & Lybrand, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania

May 15, 1996